UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2008

eTELCHARGE.COM

(Exact name of registrant as specified in its charter)

NEVADA	000-30479	75-2847699
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1636 N. HAMPTON RD., SUITE 270, DESOTO, TEXAS	75115-8621
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 298-3800

Not Applicable

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 18, 2008, Etelcharge.com (the “Company”) entered into an Amendment to the Equity Acquisiton Agreement (the “Amendment”) with Payment One Corporation (“P1”) and The Billing Resource, d/b/a/ Integretel, Inc. (“TBR”), collectively the “Parties.”  The Equity Acquisiton Agreement (the “Agreement”) between the same parties is dated June 11, 2008, and was initially reported on Form 8-K, which was filed on June 17, 2008.

Pursuant to the terms of the Agreement, P1 is required to deliver to the Company evidence of consent by ACI Billing Services, Inc. (“ACI”) of a change of control.  In the Amendment, the Parties have agreed to amend the Agreement to provide that P1 may not make any payments to ACI, or ACI’s successor, relating to the ACI Consent, unless the terms of such payment are acceptable to the Company.

Pursuant to the terms of the Agreement, TBR is required to deliver the Approval Order executed by the Bankruptcy Court on or before sixty (60) days from June 11, 2008.  In order to allow additional time to obtain the Approval Order, the Parties have agreed to extend the date for satisfaction of such condition to on or before ninety (90) days from the signing of the Agreement.

Pursuant to the terms of the Agreement, certain other conditions are required to be satisfied sixty (60) days from June 11, 2008.  The Parties have agreed to extend that date to on or before one hundred fifty (150) days from June 11, 2008.

Pursuant to the terms of Exhibit C to the Agreement, certain employees of P1 will exchange all of their equity interest in P1 for 642,185 common shares of the Company.  The Parties have agreed to an alternative formula to determine the number of shares of the Company to be issued to these employees.

Pursuant to the terms of Exhibit C to the Agreement, the P1 options held by persons who are not employees of P1 (the “Non P1 Options Holders”) shall be cancelled on terms reasonably acceptable to the Company and P1.  The Company and P1 have agreed to an approximate, aggregate amount that the Company shall pay to all Non P1 Options Holders for the cancellation of the options.

Pursuant to the terms of the Agreement, TBR was required to provide a disclosure schedule simultaneously with the execution of the Agreement.  The Parties have agreed to amend the Agreement to provide that all responses on the disclosure schedule shall be “None”.

The summary is qualified in its entirety by the terms of the Amendment attached as Exhibit 10.1 to this Form 8-K.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements involve a number of known and unknown risks and uncertainties that may cause actual results or outcomes to be materially different from those anticipated and discussed herein. These include, among others: the inability to complete the acquisition due to failure to satisfy various conditions to the completion of the acquisition; the failure to obtain the necessary financing arrangements required in connection with the acquisition and the possible effect on the Company or its shareholders of such financing arrangements; the ability to recognize the benefits of the acquisition; the amount of the costs, fees, expenses and charges related to the acquisition and the impact of the substantial liabilities incurred in connection with the acquisition; the Company’s historical lack of profitability and limited working capital; the need for additional capital; end-user customers' acceptance of and demand for new products; the need for the Company to manage its growth; and other risks described in filings with the Securities and Exchange Commission. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from the Company’s website at www.etelcharge.com. The Company makes no commitment to revise or update any forward-looking statements except as otherwise required by law.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit No.

Description

10.1

Amendment to the Equity Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eTELCHARGE.COM

(Registrant)

Date: August 21, 2008

/s/ Robert M. Howe III

By: Robert M. Howe III

                                                           Title: President and Chief Executive Officer

 Exhibit 10.1